Exhibit 32.1

In connection with the annual report on Form 10-K for the year ended December 31, 2025 as filed by Royal Caribbean Cruises Ltd. with the Securities and Exchange Commission on the date hereof (the “Report”), Jason T. Liberty, President and Chief Executive Officer, and Naftali Holtz, Chief Financial Officer, each hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.                                      the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.                                      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Royal Caribbean Cruises Ltd.

Date:	February 11, 2026

		By:	/s/ Jason T. Liberty
Jason T. Liberty
Chairman of the Board and
Chief Executive Officer
(Principal Executive Officer)

		By:	/s/ Naftali Holtz
Naftali Holtz
Chief Financial Officer
(Principal Financial Officer)